Exhibit 3.170

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

CERTIFICATE OF LIMITED PARTNERSHIP

1.	The name of the limited partnership is Neuro Institute of Austin, LP.

2.	The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient)

906 Congress Avenue Austin, TX 78701

and	the name of its proposed registered agent in Texas at such address is

National Registered Agents, Inc.

3.	The address of the principal office in the United States where records of the partnership are to be kept or made available is 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203

4.	The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

NAME	MAILING ADDRESS (Include city, state, zip code)	STREET ADDRESS (Include city, state, zip code)

PSI Hospitals, Inc.	310 25th Ave N, Suite 209 Nashville, TN 37203	Same as Mailing Address

Date Signed: October 12, 2001		PSI HOSPITALS, INC.

	By:	/s/ Steven T. Davidson
General Partner(s)
Steven T. Davidson, Vice President

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP OF NEURO INSTITUTE OF AUSTIN, L.P.

The undersigned, a general partner of NEURO INSTITUTE OF AUSTIN, L.P., a limited partnership, pursuant to Section 2.02 of the Texas Revised Uniform Limited Partnership Act, as amended, hereby certifies that:

1.	The name of the limited partnership is Neuro Institute of Austin, LP.

2.	The Certificate of Limited Partnership is amended as follows:

The Certificate of Limited Partnership of Neuro Institute of Austin, L.P. is amended by striking Number 4 in its entirety and replacing therefore the following:

4. The name, the mailing address, and the street address of the business or resident of each general partner is as follows:

	MAILING ADDRESS	STREET ADDRESS
NAME	(include city, state, zip code)	(include city, state, zip code)
PSI Texas Hospitals, LLC	310 25th Avenue North Suite 209 Nashville, TN 37203	Same as Mailing Address

Executed on this 30th day of October, 2001.

GENERAL PARTNER

PSI HOSPITALS, INC.

By:	/s/ Steven T. Davidson
Steven T. Davidson, Vice President

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